SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27441	54-1878819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 Eckington Place, N.E.
Washington, DC	20002
(Address of principal executive offices)	(Zip Code)

(202) 380-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 25, 2007, we issued a press release to announce our financial results for the quarter ended September 30, 2007. A copy of the press release is being furnished as exhibit 99.1 to this Form 8-K.

Item 7.01	Regulation FD Disclosure.

XM reaffirmed the following financial guidance for the full-year 2007:

•	Subscribers between 9.0 million and 9.2 million.

•	Subscription revenue in the 1 billion dollar range.

•	Adjusted operating loss, excluding merger-related, legal settlement and separation expenses, in the range of $170 million to $180 million.

XM has made the following refinements to its prior guidance for the full-year 2007:

•

The changing mix of our gross subscriber additions resulting from higher than expected OEM growth and lower than expected retail gross adds will cause CPGA to exceed our previous guidance range of $111-to-$114, into “the high teens.”

There can be no assurance on how the merger transaction, the regulatory approval process and other uncertainties relating to the pending merger, the pending CRB ruling, any litigation results or settlements and retail market trends among other factors will affect this guidance and other aspects of our business operations.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release, dated October 25, 2007, announcing financial results for the quarter ended September 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: October 25, 2007	By:	/s/ Joseph M. Titlebaum
Joseph M. Titlebaum
General Counsel and Secretary

EXHIBIT INDEX

No.	Description
99.1	Press release, dated October 25, 2007, announcing financial results for the quarter ended September 30, 2007.